UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
August 12, 2020
SONOS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38603	03-0479476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
614 Chapala Street
Santa Barbara, California 93101
(Address of principal executive offices, including zip code)
(805) 965-3001
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SONO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2020, the board of directors (the "Board") of Sonos, Inc. ("Sonos") increased the size of the Board from nine to ten members and appointed Panos Panay as a new member, effective immediately. Mr. Panay was appointed as a Class I director for a term expiring at the 2022 Annual Meeting of Stockholders or until his successor is duly elected or qualified. Mr. Panay has not been appointed to any committees of the Board at this time.

There is no arrangement or understanding between Mr. Panay and any other person pursuant to which he was appointed as a director. There are no transactions in which Mr. Panay has an interest requiring disclosure under Item 404(a) of Regulation S-K. The Board affirmatively determined that Mr. Panay is independent within the meaning of Nasdaq Listing Standards.

Mr. Panay will be compensated for his services in accordance with Sonos' non-management director compensation program which provides for an annual fee of $50,000 for serving on the Board and an annual equity award of restricted stock units with a grant date value of approximately $175,000, each pro-rated based on his date of appointment. In addition, Mr. Panay agreed to forego the portion of his cash retainer payable from his date of appointment until December 31, 2020 in accordance with a similar decision by all members of the Board reported on a Form 8-K filed June 24, 2020.

On August 12, 2020, Mr. Panay received an equity award of 6,041 restricted stock units which will vest in full on the earlier of February 27, 2021 or the 2021 Annual Meeting of Stockholders.

Item 7.01  Regulation FD Disclosure.

On August 17, 2020, Sonos issued a press release announcing the appointment of Mr. Panay. A copy of the press release is furnished hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated August 17, 2020 announcing the appointment of Panos Panay.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOS, INC.

Date: August 17, 2020	By:	/s/ Edward Lazarus
Edward Lazarus Chief Legal Officer